                            STOCK TRANSFER AGREEMENT

         This is a STOCK TRANSFER AGREEMENT, dated November , 2001 (the "Agreement") by and among Manayunk Ventures, Inc., a Pennsylvania corporation ("BUYER"), and Red Bell Brewing Company, a Pennsylvania corporation ("SHAREHOLDER"), for the transfer of the stock of Red Bell Brewery & Pub Company-Manayunk, Inc., a Pennsylvania corporation ("CORPORATION").

                                   WITNESSETH:

         WHEREAS, SHAREHOLDER is the owner of all of the issued and outstanding shares of the capital stock of CORPORATION, which consists of shares of common stock, par value $__ per share (collectively, the "Stock"); and

         WHEREAS, CORPORATION is currently the tenant under a lease for certain real property located at 4421 Main Street, Philadelphia, Pennsylvania, in the Manayunk section of Philadelphia (the "Property"), and SHAREHOLDER is a guarantor under said lease; and

         WHEREAS, CORPORATION is constructing upon and developing the Property in order to operate a restaurant, brewpub and microbrewery at said location, in conjunction with which CORPORATION owns certain furniture, fixtures and equipment for use on the Property and has applied for a liquor license and such other licenses as may be required to operate the intended business at the Property; and

         WHEREAS, BUYER desires to acquire and SHAREHOLDER desires to sell, assign and transfer to BUYER all of the Stock upon the terms and conditions set forth in this Agreement (the "Transfer");

         NOW, THEREFORE, in consideration of the promises and of the respective representations and warranties set forth in this Agreement, and of the covenants and agreements contained herein, and intending to be legally bound hereby, BUYER, CORPORATION, and SHAREHOLDER agree as follows:

         1.     SALE OF STOCK.

         Subject to the terms and conditions set forth in this Agreement:

         1.1 SHAREHOLDER hereby agrees: (a) at the Closing as defined in Paragraph 2 of this Agreement, to sell, assign and transfer the Stock to BUYER and BUYER agrees, at such Closing, to acquire such Stock; and
         (b) within 90 days of the execution of this Agreement to transfer to BUYER 500,000 shares of common stock in Red Bell Brewing Company (the "Parent Stock").

         1.2 SHAREHOLDER shall make such sale, transfer, assignment and delivery of:

                1.2.1 The Stock by delivering to the BUYER all certificates evidencing the Stock, free and clear of all liens, encumbrances or claims of others whatsoever, duly endorsed in blank or accompanied by appropriate instruments of transfer satisfactory to BUYER.

                1.2.2 The Parent Stock by delivering to the BUYER all certificates evidencing the Parent Stock, free and clear of all liens, encumbrances or claims of others whatsoever, duly endorsed in blank or accompanied by appropriate instruments of transfer satisfactory to BUYER.

         1.3 BUYER will deliver the consideration for the stock to the SHAREHOLDER in the following manner:

                1.3.1 At Closing, immediately upon transfer of the Stock, BUYER will cause CORPORATION to execute and deliver to SHAREHOLDER a Guaranty, whereby CORPORATION will guaranty the obligations of SHAREHOLDER under (a) that Promissory Note and Security Agreement in favor of CDB Finance Corporation ("CDB Finance") dated April 27, 2001, as restated and supplemented on October 1, 2001, in the principal amount of $245,323.00 (the "October 1 Note"); (b) that restated Promissory Note and Security Agreement in favor of CDB Finance dated August 23, 2001, in the principal amount of $239,600.00 (the "August 23 Note"); and (c) that restated Promissory Note and Security Agreement in favor of CDB Finance dated August 5, 2001, in the principal amount of $63,100.00 (the "August 5 Note") (collectively, the "Notes").

                1.3.2 At Closing, immediately upon transfer of the Stock, BUYER will cause CORPORATION to execute and deliver to SHAREHOLDER a Management Agreement, in a form acceptable to the parties, between and among CORPORATION, SHAREHOLDER, and James R. Bell, individually.

         Provided, however, that the purchase price shall be subject to reduction in accordance with the provisions of Paragraph 9.3 of this Agreement.

         2.     CLOSING.

                The Closing under this Agreement shall take place at 3:00 p.m. at the offices of CDB Finance, on or before December 3, 2001. Closing may also take place at such other time and place as the parties shall mutually agree in writing.

         3. REPRESENTATIONS AND WARRANTIES OF CORPORATION AND SHAREHOLDER.

                CORPORATION and SHAREHOLDER hereby jointly and severally make the following representations and warranties, each of which is true and correct on the date hereof and will be true and correct on the Closing Date and each of which shall survive the Closing Date and the transactions contemplated hereby to the extent set forth in Paragraph 9 hereof.

         3.1 Corporate Existence and Qualification. CORPORATION is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and is duly qualified to conduct its business in the Commonwealth of Pennsylvania. CORPORATION has the corporate power and authority to own and use its properties and to transact the business in which it is engaged, and to enter into this Agreement and to consummate the transaction contemplated hereby.

         3.2 Capitalization. The entire authorized capital stock of CORPORATION consists of __ shares of Common Stock, /share par value. There are presently issued and outstanding __ shares of Common Stock, all of which are duly authorized, validly issued, fully paid and non-assessable and without restriction on the right of transfer thereof and which were issued in compliance with all applicable federal and state securities or "blue-sky" laws and regulations. The remaining authorized shares have never been issued. There are no outstanding warrants, options, contracts, calls, or other rights of any kind with regard to any authorized and unissued, or issued but not outstanding, shares of Common Stock or any other security of CORPORATION of any kind. SHAREHOLDER does not have any right or obligation to purchase or redeem any shares of Common Stock or any other security of CORPORATION of any kind.

         3.3 Title to Stock. SHAREHOLDER is the sole record and beneficial owner of the issued and outstanding shares of Common Stock and SHAREHOLDER has full right and title without any lien or encumbrance whatsoever to such shares and full and unrestricted right, power and authority to exchange, assign, transfer and deliver such shares, free and clear of claims, charges, equities, restrictions, pledges, liens or encumbrances of any kind. SHAREHOLDER acquired such shares legally and without knowledge or notice of any infirmity with respect to such shares. Each of the certificates representing such shares is in the form approved by the Board of Directors of CORPORATION and has been duly executed by the Officers of CORPORATION authorized to execute the same and bears the corporate seal of CORPORATION, duly affixed hereto by an authorized officer of CORPORATION. There are no restrictions as to the transferability of such shares.

         3.4 Authorization of Transaction. SHAREHOLDER has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of SHAREHOLDER, enforceable in accordance with its terms and conditions. SHAREHOLDER need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement. SHAREHOLDER holds of record and owns beneficially all the Shares in CORPORATION, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), taxes, security interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands.

         3.5 Agreement Legal and Authorized. The execution and delivery of this Agreement does not, and the consummation by SHAREHOLDER of the transactions contemplated herein and the fulfillment by SHAREHOLDER of the terms, conditions, and provisions hereof, will not:

                3.5.1 conflict with, or result in a breach of, any of the terms, conditions or provisions of, or constitute a default under Articles of Incorporation or Bylaws or any agreement or other instrument to which CORPORATION or SHAREHOLDER are a party or by which any of CORPORATION'S properties or assets are bound, or grant any other party the right to terminate an agreement with CORPORATION;

                3.5.2 conflict with, violate or result in a breach of any law, administrative regulation or court decree applicable to CORPORATION or the SHAREHOLDER;

                3.5.3 result in the creation or imposition of any lien, charge or encumbrance of any nature upon any of the properties or assets of CORPORATION or upon outstanding CORPORATION Stock except as provided herein.

         3.6 Valid and Binding Obligation. CORPORATION has the right, power, legal capacity and authority to enter into and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of the CORPORATION. This Agreement constitutes a valid, binding and enforceable obligation of CORPORATION and of the SHAREHOLDER.

         3.7 Financial Statements. The financial statements of CORPORATION, appearing as Schedule 3.7 are true, complete and correct, have been prepared in conformity with generally accepted accounting principles consistently maintained and applied, and present fairly the financial position of CORPORATION at the respective dates indicated, and do not omit to state or reflect any material fact concerning CORPORATION required to be stated or reflected therein or necessary to make the statements therein not misleading.

         3.8 Events Subsequent to Financial Statements. Since the date of the financial statements appearing as Schedule 3.7, there has been no, and there has been no threatened or anticipated:

                (a) change in the financial condition, assets, liabilities, prospects or business of CORPORATION;

                (b) damage, destruction or loss (whether or not covered by insurance) materially adversely affecting the business, prospects or any property of CORPORATION or any material deterioration in the operating condition of CORPORATION'S assets;

                (c) declaration, setting aside or payment of a dividend, return of capital or other distribution in respect of any of CORPORATION'S capital stock, or any direct or indirect redemption, purchase or other acquisition of any capital stock or securities convertible into or exchangeable for such capital stock;

                (d) lockout, labor trouble or any event or condition of any character materially adversely affecting the business, properties or prospects of CORPORATION;

                (e) mortgage or pledge of or creation of any other lien, claim or encumbrance with respect to any of CORPORATION'S assets, whether tangible or intangible;

                (f) making or authorization of any capital expenditures in excess of $ ____;

                (g) cancellation or waiver of any right material to the operation of CORPORATION'S business or any cancellation or waiver of any debts or claims of substantial value or any cancellation or waiver of any debts or claims against any affiliate of CORPORATION;

                (h) sale, transfer or other disposition of any assets of CORPORATION, except sales of assets in the ordinary course of business;

                (i) payment, discharge or satisfaction of any liability or obligation (whether accrued, absolute, contingent or otherwise) by CORPORATION, other than the payment, discharge or satisfaction, in the ordinary course of business, of liabilities or obligations shown or reflected on the financial statement attached hereto or incurred in the ordinary course of business since the date thereof;

                (j) adverse change or any threat of any adverse change in CORPORATION'S relations with, or any loss or threat of loss of, any of CORPORATION'S important suppliers, vendors, or contractors;

                (k) change by CORPORATION in the method of accounting or keeping its books of record or accounting practices;

                (l) creation, incurrence, assumption or guarantee by CORPORATION of any obligations or liabilities (whether absolute, accrued, contingent or otherwise and whether due or to become due), except in the ordinary course of business or any creation, incurrence, assumption or guarantee by CORPORATION of any indebtedness for money borrowed;

                (m) disposition of or failure to keep in effect any rights in, to or for the use of any material patent, trademark, service mark, trade name or copyright used by CORPORATION, or any disclosure to any person not an employee or other disposition of any trade secret, process or know-how belonging to or used by CORPORATION; or

                (n) any transaction, agreement or event outside the ordinary course of CORPORATION'S business or inconsistent with past practice.

         3.9 Undisclosed Liabilities. CORPORATION does not have any liabilities or obligations whatsoever, whether due or to become due, accrued, absolute, contingent or otherwise, including liabilities for or in respect of taxes (including, without limitation, any interest or penalties relating thereto), and SHAREHOLDER knows of no basis for any claim against CORPORATION for any liability, except (a) to the extent set forth and used in determining the new worth of CORPORATION in the financial statement (b) to the extent specifically set forth in this Agreement or on any of the Schedules delivered pursuant hereto, or (c) liabilities or obligations incurred in the normal and ordinary course of CORPORATION since compilation of the financial statement. Neither CORPORATION nor SHAREHOLDER knows or has any reasonable ground to know of any basis for the assertion against CORPORATION of any liability of any nature not included on the financial statement attached hereto or incurred in the ordinary course of business since the date thereof.

         3.10 All Creditors to be Paid. CORPORATION will supply to BUYER a list of all CORPORATION'S creditors as of the date hereof and the amounts owed thereto. CORPORATION and SHAREHOLDER warrant that all liabilities or obligations of CORPORATION whatsoever, either accrued prior to Closing, contingent or otherwise, except for those set forth on the Schedule attached hereto as Schedule 3.10.1 (and in amounts no greater than as set forth on such Schedule), will be paid and satisfied in full on or before Closing.

                3.10.1 Adjusted Balance Sheet. An adjusted balance sheet reflecting the financial condition of CORPORATION as of ____ , 2001, is attached hereto on Schedule 3.10.1 Such statement is true, complete and correct, has been prepared in conformity with generally accepted accounting principles consistently maintained and applied and presents fairly the financial position of CORPORATION on _____, 2001, and does not omit to state or reflect any material fact concerning CORPORATION required to be stated or reflected therein or necessary to make the statements therein not misleading.

         3.11     Taxes.

                  3.11.1 CORPORATION has filed, or caused to be filed, with the appropriate foreign, federal, state, local and other agencies, all tax returns and tax reports required by law to be filed by it and such returns and reports are true, complete and correct.

                  3.11.2 There exists no past due unpaid federal, state or local income or other tax or any tax deficiency by a governmental agency or authority having jurisdiction assessed against CORPORATION.

                  3.11.3 There exist no grounds for the assertion or assessment of any additional taxes against CORPORATION or its assets.

                  3.11.4 Copies of all federal income tax returns, tax examination reports and statements of deficiencies assessed against, or agreed to by, CORPORATION since its incorporation will be made available to BUYER. Such tax returns, and all records pertinent to their preparation, shall remain the property of CORPORATION after closing and shall be delivered into possession of BUYER at or before that time. No waiver of any statute of limitations has been given and is in effect against CORPORATION.

                  3.11.5 SHAREHOLDER shall be responsible for the preparation and timely filing (without extension) of all corporate tax returns and tax reports required by law of CORPORATION for fiscal year ending , 2001. SHAREHOLDER shall pay, out of personal funds, the cost associated with such preparation. SHAREHOLDER shall also be personally responsible for all taxes due or payable by CORPORATION for fiscal year ending , 2001. CORPORATION shall not be charged for any payments, as aforesaid, and to the extent CORPORATION or BUYER is required to pay any such taxes or costs, SHAREHOLDER shall immediately indemnify the payor for same. Copies of all such returns shall be the property of CORPORATION and shall be delivered into the possession of BUYER immediately upon preparation. BUYER shall be indemnified by SHAREHOLDER to the extent BUYER incurs any liability as a result of the preparation and filing of such returns.

         3.12 Personal Property-Owned. CORPORATION has good and merchantable title to all personal property reflected on Schedule 3.12.1 (with the exception of a perfected security interest held by _______ on the _________ described in Schedule 3.12.2) and all such property is located at the location specified on Schedule 3.12.1. It is specifically agreed that as of the time of Closing CORPORATION assets shall include only those assets listed on Schedules 3.12.1 and 3.12.3, except as to assets acquired or expended by CORPORATION in the ordinary course of business before Closing.

         3.13 Necessary Property; Title to Assets. The tangible property owned or leased by CORPORATION, and the intangible personal property constitute all of such property now used in, and necessary for the conduct of, the business of CORPORATION in the manner and to the extent presently conducted or planned by it. There exists no restriction or reservation affecting CORPORATION'S title to or the utility of its assets which would prevent it from utilizing such assets, or any part thereof after the Transfer is consummated, to the same full extent that they might continue to do so if the transaction contemplated hereby did not take place. CORPORATION has registered the following fictitious name, which is available to CORPORATION and used by it currently without interference: Red Bell Brewing & Pub Company - Manayunk. The use of all names shall belong exclusively to CORPORATION and are not, and will not, be used by SHAREHOLDER individually or through any other entity which he owns or controls or is associated with or employed by. All of the following assets are owned or licensed by CORPORATION, are proprietary property of CORPORATION, and shall remain with the CORPORATION (which has good and clear title to same) at and after closing: All marketing information, all patents, the rights to and absolute use of all trade secrets, formulas, recipes, plans, technical specifications and all other data pertaining to the production of CORPORATION's products, and all rights to and absolute use of all catalogues, advertising and promotional materials, including artwork and exhibits.

         3.14 Use and Condition of Property. All currently used property and assets of CORPORATION are in good operating condition and repair as required for their use in the business of CORPORATION as presently conducted or planned; and no notice of any violation of any law, statute, ordinance, or regulation or assessment for public improvements relating to any of such property or assets has been received by the SHAREHOLDER or CORPORATION except such as have been fully complied with. All improvements located on, and the use presently being made of the Property leased by CORPORATION, comply with all applicable zoning ordinances and all other applicable laws. CORPORATION and SHAREHOLDER are not aware of any proposed, pending or threatened change in any such code, ordinance or standard which would adversely affect the business of CORPORATION or the use of its property and assets. CORPORATION has not received any written or oral notice or order by any governmental or other public authority, any insurance company which has issued a policy with respect to any of such properties or any board of fire underwriters or other body exercising similar functions which (a) relates to violations or alleged violations of building, safety, fire or other ordinances or regulations, (b) claims any defect or deficiency with respect to any of such properties or (c) requests the performance of any repairs, alterations or other work to or in any of such properties or in the streets bounding the same.

                  CORPORATION and SHAREHOLDER are not aware of any proposed, pending or threatened condemnation proceeding or similar action affecting the property or assets of CORPORATION and there are no proposed, pending or threatened changes with respect to any streets or public amenities appurtenant thereto or in the vicinity thereof which would adversely affect the business of CORPORATION or the use of its property and assets.

         3.15 Contract and Commitments. CORPORATION does not have outstanding:

                  3.15.1 Any contract providing for an expenditure by CORPORATION for the purchase of any real property, machinery, equipment or other items which are in the nature of capital investment; or any contract providing for an expenditure by CORPORATION for the purchase of supplies or other items which are in the nature of inventory which are not in the ordinary course of business and consistent ordinary course of business and consistent with past business practices of CORPORATION.

                  3.15.2 . Any revocable or irrevocable power of attorney to any person, firm or CORPORATION for any purpose whatsoever.

                  3.15.3 Any loan agreement, indenture, promissory note, conditional sales agreement or other similar type of agreement other than those reflected in the financial statement or otherwise disclosed in writing to BUYER.

                  3.15.4 Any other material contract or commitment which is not cancellable on thirty (30) days notice or less and which is not specifically set forth on any other Schedule hereto, or otherwise in this Agreement.

                  3.15.5 All leases, contracts and other commitments to which CORPORATION is a party or by which it is bound are in full force and effect; all parties to such leases, contracts and other commitments have complied with the provisions thereof; no such party is in default under any of the terms thereof; and no event has occurred that with the passage of time or the giving of notice or both would constitute a default by any party under any provision thereof.

         3.16 Licenses and Franchises. A list of all licenses, franchises, agreements or authorizations of any kind under which CORPORATION does business is set forth in Schedule 3.16. True and correct copies of all such written licenses, franchises, agreements or authorizations have been delivered to BUYER; and none of CORPORATION'S rights under such agreements are being contested and CORPORATION is not in default under the terms of any such agreements.

         3.17 Debt Instruments. A list of all instruments defining the terms on which CORPORATION has borrowed or is committed to loan money outside of the ordinary course of its business, or has given or committed to give a guarantee of any obligation or any other person is set forth in
         Schedule 3.17. True and correct copies of such instruments and true and correct summaries of any oral agreements relating to the matters set forth in Schedule 3.19 have been delivered to BUYER.

         3.18 Reasonableness--Validity of Contracts: No purchase commitment for materials, supplies, component parts or other items of inventory to which CORPORATION is a party is in excess of normal, ordinary, usual and current requirements of its business or at a price in excess of the current reasonable market price.

                  Each of the contracts and agreements to which CORPORATION is a party is a valid and binding obligation of the parties thereto in accordance with its terms and conditions. No party to any such contract or agreement is in default with respect to any term or condition thereof, nor has any event occurred which, through the passage of time or the giving of notice, or both, would constitute a default thereunder or would cause the acceleration of any obligation of any party thereto or the creation of a lien or encumbrance upon any asset of CORPORATION.

         3.19 No Breach of Contract. CORPORATION is not in default under, or in violation of, any provision of its Articles of Incorporation, Bylaws, any promissory note, indenture or any evidence of indebtedness or security therefore, lease, contract, purchase or other commitment or any other agreement to which CORPORATION is a party or by which CORPORATION is bound which may result in an adverse effect on the business or condition, financial or otherwise of CORPORATION.

         3.20 Litigation. There is no suit, claim, action or proceeding now pending or threatened before any court, administrative or regulatory body, or any governmental agency, nor are SHAREHOLDER or CORPORATION aware of any grounds therefor, to which CORPORATION is a party or which may result in any judgment, order, decree, liability or other determination which will, or could have any material adverse effect upon the business or conditions, financial or otherwise, of CORPORATION. No such judgment, order or decree has been entered against CORPORATION.

         3.21 Compliance with Laws. Schedule 3.21 sets forth a list of all material permits, certificates, licenses, orders, registrations, franchises, authorizations and other approvals (including those relating to environmental matters) from all federal, state, local and foreign bodies and held by CORPORATION. Such licenses and permits are valid and in full force and effect, and will not be terminated or otherwise adversely affected by the consummation of the transactions contemplated hereby. There are no claims, suits, actions or proceedings (including government investigations and audits) pending, threatened, or disposed of, relating to the release, discharge or emission of any pollutants or contaminants (including hazardous and toxic substances) or the handling, generation, treatment, storage or disposal of any wastes or otherwise relating to the protection of the environment resulting from or relating to the activities of CORPORATION. CORPORATION has not treated, stored for more than ninety (90) days, recycled or disposed of any hazardous, toxic or polluting substances on any property now or previously leased by CORPORATION, nor has anyone else treated, stored for more than ninety (90) days, recycled or disposed of any hazardous, toxic or polluting substances on any property now or previously leased by CORPORATION. CORPORATION has complied with each and is not in violation of any federal, state or local law, regulation, permit, provision or ordinance relating to the generation, storage, transportation, treatment or disposal of wastes (including hazardous, toxic or polluting substances), has obtained and adhered to all necessary permits or other approvals necessary to store, dispose or otherwise handle wastes (including hazardous, toxic and polluting substances), and has reported, to the extent required by federal, state and local law, all past and present sites where wastes (including hazardous, toxic or polluting substances), if any, from CORPORATION have been treated, stored or disposed. CORPORATION has not transported any hazardous, toxic or polluting substances or arranged for the transportation of such substances to any location which is the subject of federal, state or local enforcement actions or other investigations which may lead to claims against CORPORATION or BUYER for cleanup costs, remedial work, damages to natural resources or for personal injury claims, including, but not limited to, claims or investigations under the federal Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended ("CERCLA"). SHAREHOLDER shall assume and be solely liable and responsible for any and all claims, suits, actions, liabilities, costs, damages, expenses or judgments of any kind relating to pollution control cleanup costs, remedial work or the environmental matters (including, but not limited to, claims or investigations under CERCLA) relating to, or arising out of, the use, possession or operation by CORPORATION of its business, properties or assets prior to the Closing.

         3.22 Officers, Directors, Employees and Consultants. Set forth on
         Schedule 3.22 hereto is a complete list of:

                  3.22.1   all directors of CORPORATION

                  3.22.2   all officers (with office held) of CORPORATION

                  3.22.3   all employees of CORPORATION.

         3.23 Indebtedness to and from Officers, Directors and Others. CORPORATION is not indebted to any SHAREHOLDER, director, officer, employee of CORPORATION.

         3.24 Outside Financial Interests. No officer or director of CORPORATION has any direct or indirect financial interest in any competitor of or supplier to CORPORATION; provided, however, that for this purpose ownership of corporate securities having no more than 2% of the outstanding voting power of any competitor, supplier or customer which securities are listed on any national securities exchange or traded actively on the national over-the-counter market shall not be deemed a financial interest provided such person has no other connection or relationship with such competitor, supplier or customer.

         3.25 Compensation and Perquisites of Agents and Employees. CORPORATION has properly and accurately reflected on its books and records all compensation (if any) paid to and perquisites provided to or on behalf of its agents and employees.

         3.26 Employee Agreements. There are no long-term employment agreements between CORPORATION and any employee. All such agreements, if any, are oral and may be terminated by CORPORATION at will. CORPORATION is not a party to (a) any union, collective bargaining or similar agreement, or
         (b) any plan or policy providing for "fringe benefits" to its employees. CORPORATION does not sponsor or maintain and is otherwise not a party to or liable under any plan, program, fund or arrangement (whether or not qualified for Federal income tax purposes), whether benefitting a single individual or multiple individuals and whether funded or not, that is an "employee pension benefit plan," or an "employee welfare benefit plan," as such terms are defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

         3.27 Labor Disputes. There is neither pending nor threatened any labor dispute, strike or work stoppage which affects or which may affect the business of CORPORATION or which may interfere with the continued development and construction of CORPORATION's restaurant and brewpub.

         3.28 Insurance Policies. Set forth on Schedule 3.28 hereto is a list of all insurance policies and bonds in force of which CORPORATION is the owner, insured or beneficiary, or covering CORPORATION and any of its properties, operations or personnel. Also set forth on Schedule 3.28 hereto is a listing of when each such policy or bond became effective and changes or coverage or premiums since inception. Policies thereon described evidence insurance in such amounts and against such risks and losses as are generally maintained with respect to comparable businesses and properties. There is no default with respect to any provision contained in any such policy, nor has there been any failure to give any notice or present any claim under any such policy in a timely fashion or in the manner or detail required by such policy. No notice of cancellation or non-renewal with respect to, or disallowance of any claim under, any such policy has been received by CORPORATION.

         3.29 Guarantees. CORPORATION is not a guarantor, indemnitor or otherwise liable for any indebtedness of any other person, firm or CORPORATION except as endorser of checks received by CORPORATION and deposited in the ordinary course of business.

         3.30 Certain Payments. All of CORPORATION'S payments to agents, consultants and others have been in payment of bona fide fees and commissions and not as bribes, illegal or improper payments or payments to obtain any treatment which CORPORATION was entitled without such payment. CORPORATION has not made any payment to any person whomsoever or to any entity whatsoever with respect to which a deduction could be disallowed under Section 162(c) of the Internal Revenue Code.

         3.31 Broker's Fees. Neither CORPORATION nor any of its officers, directors, or employees on behalf of CORPORATION has paid or agreed to pay any brokerage fee, or commission or any finder's fees to any broker, agent or finder on account of this Agreement or any matters contemplated by it.

         3.32 Bank Accounts and Safe Deposit Boxes. Set forth on Schedule 3.32 hereto are (a) the name, branch, account number, and purpose of any and all bank accounts and/or securities brokerage accounts maintained by CORPORATION together with the names of authorized signatories on each such account, (b) the amounts and terms of each compensating balance and the reasons therefor, and (c) the location of any and all safe deposit boxes maintained by CORPORATION together with the names of the persons with authorized access thereto. All SHAREHOLDER and CORPORATION'S employees except as shall be designated at Closing shall be removed as signatories thereon or thereto.

         3.33 Books and Records. The books of account, stock record books and minute books and other corporate records of CORPORATION are in all material respects complete and correct, have been maintained in accordance with good business practices and the matters contained therein are accurately reflected, to the extent appropriate, on the Financial Statement. The articles of incorporation and bylaws and all amendments thereto of CORPORATION, and the minutes books and stock books of CORPORATION have been made available to BUYER and are correct and complete to the date hereof. All of such records shall remain the property of CORPORATION after Closing and shall be delivered into the possession of BUYER on or before that date.

         3.34 Securities Registration. The CORPORATION Stock is not registered nor required to be registered under Section 12(a) of the Securities Exchange Act of 1934, as amended.

         3.35 Governmental Consent. No governmental permits, consents, filings, registrations, or qualifications are necessary to effect the transaction contemplated hereby.

         3.36 Full Disclosure. CORPORATION and SHAREHOLDER shall provide full and unrestricted access to all financial records of CORPORATION to BUYER. No representation or warranty by CORPORATION, or the SHAREHOLDER in this Agreement, or in any certificate, exhibit, schedule or other document furnished or to be furnished by CORPORATION, or the SHAREHOLDER pursuant hereto, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained therein not misleading.

         3.37 Absence of Certain Conditions. Since the date of the Financial Statements in Schedule 3.7 (other than as disclosed in the Adjusted Balance Sheet set forth on Schedule 3.10.1), CORPORATION did not:

                  3.37.1 Mortgage, pledge, or subject to lien, lease, security interest or other charge or encumbrance any of the properties or assets of CORPORATION.

                  3.37.2 Transfer, sell or dispose of any of the assets or properties of CORPORATION, except in the ordinary and usual course of business.

                  3.37.3 Incur, create, assume and guarantee any indebtedness, liabilities, or obligations other than (a) in the usual and ordinary course of business and with a maturity date of less than one year or (b) that are incurred pursuant to contracts disclosed in the Schedule delivered pursuant hereto.

                  3.37.4 Enter into any contract or commitment or engage in any transaction which is not in the usual and ordinary course of business or which is inconsistent with past practices.

                  3.37.5 Make any material capital expenditure or enter into any lease of capital equipment or real estate, other than a lease for _____ .

                  3.37.6 Enter into any contract, other than in the ordinary course of business, which is to be performed in more than thirty (30) days, other than those described in writing to BUYER.

                  3.37.7 Forgive or cancel any debts or claims or waive any rights except in the ordinary course of business.

                  3.37.8 Increase the rate of compensation to any officers, agents, or employees of CORPORATION.

                  3.37.9 Make any payments of severance of termination pay.

                  3.37.10 Enter into or amend any stock option, deferred compensation, bonus, profit-sharing, incentive compensation payment, pension, retirement, medical, hospitalization, life insurance, other insurance, or other plan.

                  3.37.11 Enter into any employment contracts or collective bargaining agreement.

                  3.37.12 Issue any additional shares of stock or other securities.

                  3.37.13 Make any distribution to the SHAREHOLDER by way of dividends, purchase of shares, or otherwise.

                  3.37.14 Make any amendments to or changes in its articles of incorporation or bylaws.

                  3.37.15 Perform any act, or attempt to do any act, or permit any act or omission to act, which will cause a breach of any material contract, commitment or obligation to which CORPORATION is a party.

         3.38 Right to Negotiate Contracts of Employment. SHAREHOLDER and CORPORATION agree that BUYER shall have the right to negotiate contracts of employment with the current management and supervisory personnel of CORPORATION.

         4. REPRESENTATIONS AND WARRANTIES OF BUYER.

                  BUYER represents and warrants as follows: Neither BUYER nor any of its employees has paid or agreed to pay any brokerage fee or commission or any finder's fee to any broker, agent or finder on account of this Agreement or any matters contemplated by him.

         5. COVENANTS OF CORPORATION AND SHAREHOLDER.

         CORPORATION and SHAREHOLDER jointly and severally agree that from and after the date of this Agreement and until the Closing Date they will conduct CORPORATION'S business subject to the following provisions and limitations:

         5.1 Operation of Business. Without the prior written consent of BUYER, CORPORATION will not:

                  5.1.1 Mortgage, pledge or subject to lien, lease, security interest, or other charge or encumbrance any of the properties or assets of CORPORATION.

                  5.1.2 Transfer, sell, or dispose of any of the assets or properties of CORPORATION, except in the ordinary and usual course of business.

                  5.1.3 Incur, create, assume or guarantee any indebtedness, liabilities, or obligations other than (a) in the usual and ordinary course of business and with a maturity date of less than one year or (b) that are incurred pursuant to contracts disclosed in the Schedule delivered pursuant hereto.

                  5.1.4 Enter into any contract or commitment or engage in any transaction which is not in the usual and ordinary course of business or which is inconsistent with past practices.

                  5.1.5 Make any material capital expenditure or enter into any lease of capital equipment or real estate.

                  5.1.6 Forgive or cancel any debts or claims, or waive any rights except in the ordinary course of business.

                  5.1.7 Increase the rate of compensation to the officers, agents, or salaried employees, of CORPORATION.

                  5.1.8 Make any payments of severance or termination pay.

                  5.1.9 Enter into or amend any stock option, deferred compensation, bonus, profit-sharing, incentive compensation payment, pension, retirement, medical, hospitalization, life insurance, other insurance, or other plan.

                  5.1.10 Enter into any employment contracts or collective bargaining agreement.

                  5.1.11 Issue any additional shares of stock or other securities.

                  5.1.12 Make any distribution to the SHAREHOLDER by way of dividends, purchase of shares, or otherwise.

                  5.1.13 Make or institute any unusual or novel method of transacting business or change any accounting procedures or practice of its financial structure.

                  5.1.14 Make any amendments to or changes in its articles of incorporation or bylaws.

                  5.1.15 Perform any act, or attempt to do any act, or permit any act or omission to act, which will cause a breach of any material contract commitment or obligation to which CORPORATION is a party.


         5.2 Preservation of Business. CORPORATION shall carry on its business diligently and substantially in the same manner as heretofore conducted and shall keep its business organizations intact, and its present relationships with suppliers, contractors, and others having business relations with it.

         5.3 Insurance and Maintenance of Property. CORPORATION will cause all property owned or leased by it to be insured against all ordinary and insurable risks and will operate, maintain and repair all its property in a careful, prudent and efficient manner.

         5.4 Full Access. BUYER shall have full access at all reasonable times to all premises, properties, books, records, contracts, tax records and documents of CORPORATION and CORPORATION will furnish to BUYER any information in respect of the business and affairs of CORPORATION as BUYER may from time to time reasonably request. Such examination and investigation by BUYER shall not affect the warranties and representations of CORPORATION and the SHAREHOLDER contained in this Agreement.

         5.5 Books, Records and Financial Statements. CORPORATION shall maintain its books and financial records in accordance with generally accepted accounting principles consistently applied, and on a basis consistent with the past practices of CORPORATION. Said books and financial records shall fairly and accurately reflect the operations of CORPORATION. CORPORATION shall furnish to BUYER as available, monthly financial statements and operating reports applicable to the operations of CORPORATION, all of which shall be prepared in accordance with generally accepted accounting principles consistently applied and shall present fairly the financial position and results of operations of CORPORATION at the dates and for the periods indicated.

         5.6 Participation in Like or Competing Business. For the consecutive five (5) year period commencing with the date of Closing hereunder, and so long as BUYER is not in default of its obligations as set forth in Paragraph 1.3, SHAREHOLDER, individually or in conjunction with others, shall not either directly or indirectly within a 3 mile radius of 4421 Main Street, Philadelphia, PA:

                  5.6.1 Engage as a director, officer, employee, partner, employee SHAREHOLDER, or any other capacity, in any business in competition with any business then being conducted by
                  BUYER:

                  5.6.2 Request any customers of any business then being conducted by BUYER to curtail or cancel their business with
                  BUYER:

                  5.6.3 Disclose to any other person, firm or corporation any trade, technical or technological secrets, any details of organization or business affairs, any names of past or present customers of BUYER or any other information relating to the business of BUYER.

                  5.6.4 Solicit, canvass or accept any business or transaction for any other person, firm or corporation or business similar to any business of BUYER; or

                  5.6.5 Act or conduct himself in any manner which he shall have reason to believe is inimical or contrary to the best interest of BUYER.

         SHAREHOLDER recognizes that immediate and irreparable damage will result to BUYER if SHAREHOLDER breaches any of the terms and conditions of this
Section 6 and, accordingly, SHAREHOLDER hereby consents to the entry by any court of competent jurisdiction of an injunction against him or restrain any such breach, in addition to any other remedies or claims for money damages which BUYER may see. SHAREHOLDER represents and warrants to BUYER his experience and capabilities are such that he can obtain employment in business without breaching the terms and conditions of this Section 5.6, and that his obligations under the provisions of this Section 5.6 (and the enforcement thereof by injunction or otherwise) will not prevent him from earning a livelihood.

         6. COVENANTS OF CORPORATION, SHAREHOLDER AND BUYER.

         6.1 Confidentiality. Each party to this Agreement covenants and agrees with the other parties to hold in confidence all documents and information concerning the other parties furnished to it in connection with the transaction contemplated by this Agreement and not otherwise available to it, and agrees to use such information only in connection with such transaction. Each party further agrees not to release or disclose such information to any other person, except its outside accountants, attorneys, and consultants. If the transaction contemplated by this Agreement shall not be consummated, such confidence shall be maintained and such information shall not be used in competition with any other party (except to the extent that such information was previously known to such party, in the public domain, or later acquired by such party from other legitimate sources) and all such documents shall immediately thereafter be returned to the party furnishing same.

         6.2 Transition Period Advice. SHAREHOLDER shall make itself available to BUYER for a period after Closing not to exceed thirty (30) days in order to provide advice and information for the operation of the business that is the subject of this Agreement.

         6.3 Good Faith Efforts. Each party to this Agreement shall utilize his, her, or its, respectively, best good faith efforts to carry out the intents and purposes of this Agreement and to cure or correct any unintentional deviations from this Agreement and to accomplish any of the undertakings in this Agreement.

         7. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER TO CLOSE.

         The obligations of BUYER to consummate the transactions contemplated by this Agreement are subject to satisfaction of each of the following conditions on or before the Closing Date, subject to the right of BUYER to waive any one or more of such conditions:

         7.1 Representations and Warranties of SHAREHOLDER and CORPORATION. The representations and warranties of the SHAREHOLDER and CORPORATION contained in this Agreement and in any certificate, exhibit, schedule or other document delivered to BUYER pursuant to the provisions of this Agreement or in connection with the transaction contemplated hereby shall be true and correct on and as of the Closing Date as though such representations and warranties were made on the Closing Date.

         7.2 Performance of this Agreement. The SHAREHOLDER and CORPORATION shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing.

         7.3 Certificate. The SHAREHOLDER and CORPORATION shall have delivered to BUYER a certificate, dated that Closing Date, certifying to the fulfillment of the conditions specified in Paragraphs 7.1, 7.3, 7.7,
         7.8 and 7.9 of this Agreement. Such certificate or certificates shall be deemed a representation and warranty of the SHAREHOLDER and CORPORATION hereunder.

         7.4 N/A

         7.5 Approval by Boards of Directors and Stockholder. The stockholder of CORPORATION shall have approved and adopted this Agreement and the transactions contemplated hereby to the extent required by law and by the Articles of Incorporation and Bylaws of CORPORATION.


         7.6 Secretary's Certificate. BUYER shall have received from the Secretary of CORPORATION a certificate certifying the approval by the Board of Directors and Stockholder of this Agreement and the transactions contemplated hereby.

         7.7 Material Adverse Change. There shall have been no material adverse change, actual or threatened, in the properties, business or condition, financial or otherwise, of CORPORATION, whether or not covered by insurance, as a result of fire, flood, explosion, earthquake, disaster, accident or other calamity, labor dispute, any action of the United States or other governmental authority, riots, civil disturbance, uprisings, activity of the Armed Forces, or act of God or the public enemy.

         7.8 No Lawsuits. No suit, action or other proceeding or investigation shall be threatened or pending before or by any court or governmental agency concerning this Agreement or the consummation of the transactions contemplated hereby, or in connection with any material claim against CORPORATION not disclosed on the Schedules hereto. No governmental agency shall have threatened or directed any request for information concerning this Agreement, the transaction contemplated hereby, or the consequences or implications of such transaction to the SHAREHOLDER, CORPORATION, or BUYER, or any officer, director employee or agent of any of them.

         7.9 No Restriction. There shall not exist any conditions, restrictions or reservations affecting the title to or utility of the assets or property of CORPORATION which would prevent them from occupying and utilizing said assets and property, or any part thereof, to the same full extent that they might continue to do so if the Transfer contemplated hereby did not take place.

         7.10 Audit and Investigation. BUYER shall have the absolute right to have audits performed by their accountant(s) of all financial records, tax returns, bank statements, audit reports and all other materials relating to the conduct and operation of CORPORATION. BUYER shall be reasonably satisfied with the results of any audit and investigation of CORPORATION undertaken by them between the date of this Agreement and the Closing Date.

         7.11 Governmental Approvals. BUYER shall have obtained the approval or consent of such government agencies or bodies, domestic or foreign, as BUYER shall deem reasonably necessary in connection with the consummation of the Transfer.

         7.12 Approval of Counsel. The validity of the transactions herein contemplated and the form and substance of all stock certificates, powers of attorney, opinions, instruments, closing documents and other documents or certificates to be delivered by CORPORATION hereunder shall be satisfactory to counsel for BUYER.

         8. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE SHAREHOLDER TO CLOSE.

         The obligations of the SHAREHOLDER to consummate the transactions contemplated by this Agreement are subject to satisfaction of each of the following conditions on or before the Closing Date, subject to the right of the SHAREHOLDER to waive any one or more such conditions:

         8.1 Representations and Warranties of BUYER. The representations and warranties of BUYER contained in this Agreement and in any certificate, exhibit, schedule or other document delivered to the SHAREHOLDER pursuant to the provisions of this Agreement or in connection with the transactions contemplated hereby shall be true and correct on and as of the Closing Date as though such representations and warranties were made on the Closing Date.

         8.2 Performance of this Agreement. BUYER shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

         8.3 Certificate of Officers. BUYER shall have delivered to the SHAREHOLDER a certificate, dated the Closing Date, certifying to the fulfillment of the conditions specified in Paragraphs 8.1 and 8.2 of this Agreement. Such certificate shall be deemed a representation and warranty of BUYER.

         8.4 No Lawsuits. No suit, action or other proceeding or investigation shall be threatened or pending before or by any court or governmental agency concerning this Agreement or the consummation of the transactions contemplated hereby, or in connection with any material claim against BUYER not disclosed on the Schedules hereto. No governmental agency shall have threatened or directed any request for information concerning this Agreement, the transaction contemplated hereby, or the consequences or implications of such transaction to the SHAREHOLDER, or BUYER, or any officer, director, employee or agent of any of them.

         8.5 Approval of Counsel. The validity of the transactions herein contemplated and the form and substance of all opinions, instruments, Closing documents and other documents or certificates to be delivered by BUYER hereunder and of such other documents or opinions as shall reasonably be determined by SHAREHOLDER's counsel as necessary to carry out the intent and purposes of this Agreement shall have been delivered prior to Closing and shall be satisfactory to counsel for SHAREHOLDER.

         9. INDEMNIFICATION; SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

         9.1 Survival of Warranties and Representations. All representations, warranties and agreements of BUYER, CORPORATION and SHAREHOLDER made under or pursuant to this Agreement shall survive the Closing Date without limitation as to time.

         9.2 Indemnification. The SHAREHOLDER hereby covenants and agrees to indemnify and hold harmless BUYER from and against any and all loss, liability damage or expense (including, but not limited to, reasonable attorney's fees incident thereto) arising out of, or resulting from, any misrepresentation or the breach of any warranty, representation or covenant made by CORPORATION or SHAREHOLDER in this Agreement, the Schedules hereto and any and all written statements, certificates, instruments and documents delivered to BUYER pursuant to this Agreement on or before the Closing Date. The SHAREHOLDER hereby covenants and agrees to indemnify BUYER against any and all liabilities of CORPORATION of any nature, whether accrued, absolute, contingent or otherwise, to the extent not reflected in the Financial Statement attached hereto as Schedule 3.7, including all tax liabilities, for any period prior to the date of Closing or arising out of transactions entered into, and any stated facts existing, prior to such date. The SHAREHOLDER hereby covenants and agrees to indemnify and hold harmless BUYER from and against any and all loss, liability, damage or expense (including but not limited to, reasonable attorney's fees incident thereto) arising out of, or resulting from, the content or operations of the business of CORPORATION and all of its business equipment up to the date of closing on the purchase and sale of stock provided for in this agreement.

         9.3 Remedies.

                  9.3.1 Reduction in Payment. In the event that at any time on or prior to the dates of payments pursuant to the Promissory Note, BUYER shall determine that: Any tax, penalty or interest has been or may be assessed against CORPORATION or BUYER as transferee of the CORPORATION stock arising out of or relating to the conduct of CORPORATION'S business or SHAREHOLDER'S activities prior to Closing; BUYER may withdraw its guarantee of a commensurate amount of the indebtedness of SHAREHOLDER to CDB Finance, in an amount equal to the amount reasonably necessary to cure such material default, or to settle any such taxes, penalties and interest or to pay or otherwise discharge any such obligations or liabilities. Said reduction to be carried out in accordance with the terms and provisions set forth in paragraph 9.3.2.

                  9.3.2 Procedure for Reduction. In the event BUYER determines to reduce the guarantee commitment, BUYER shall promptly give notice of such intended reduction to SHAREHOLDER, whereupon BUYER shall be free to reduce the guarantee with respect to the Notes. Nothing contained herein is intended or shall be construed so as to limit the remedies which either party may have against the other in the event of a breach by either party of any representation, warranty or agreement made under or pursuant to this Agreement it being intended that any remedies shall be cumulative and non-exclusive.

                  9.3.3 In the event that any claim is made against BUYER for any matter for which SHAREHOLDER has agreed to indemnify BUYER per the terms of Paragraph 9.2 of this Agreement, the SHAREHOLDER shall have the right to defend such claim. BUYER agrees to provide SHAREHOLDER, at SHAREHOLDER'S expense, with all material and information in BUYER'S possession reasonably necessary to the defense of any such claim by SHAREHOLDER. BUYER shall give SHAREHOLDER notice of any such claim with reasonable promptness. In the event of litigation, such notice shall be in writing and sent to SHAREHOLDER within ten (10) days of receipt of the Complaint by BUYER. SHAREHOLDER shall notify BUYER in writing with reasonable promptness (and in the event of litigation, within five (5) days of receipt of the aforesaid notice of litigation) as to whether SHAREHOLDER intends to contest such claim or liability. In the interim, BUYER shall take any action it deems appropriate with respect to such claim to protect against default. If SHAREHOLDER does not move to contest or defend any claims as required herein, then upon such failure to do so, BUYER shall have the same right of set off and reduction in promissory note payments as provided hereinbefore in Paragraphs 9.3.1 and 9.3.2 for tax liabilities.

         10.      TERMINATION.

         10.1 Termination by SHAREHOLDER. The SHAREHOLDER may terminate this Agreement by giving written notice to BUYER at any time prior to the Closing if a condition to the performance of the SHAREHOLDER hereunder shall not be fulfilled on or before the date specified for the fulfillment thereof or if a material default under or a material breach of this Agreement shall be made by BUYER.

         10.2 Termination by BUYER. BUYER may terminate this Agreement by giving written notice to the SHAREHOLDER at any time prior to the Closing if a condition to the performance of BUYER hereunder shall not be fulfilled on or before the date specified for the fulfillment thereof or if a material default under or a material breach of this Agreement of a material misstatement, error or omission in any representation or warranty set forth herein or in any certificate, exhibit, schedule or other document furnished by the SHAREHOLDER pursuant hereto shall occur or be made by the SHAREHOLDER.

         10.3 In the Event of Termination. In the event of the termination and abandonment of the closing of this transaction pursuant to the provisions of this Paragraph 10, this Agreement shall become void and have no effect, without any liability on the part of any party or the directors, officers or stockholders of BUYER, the SHAREHOLDER or CORPORATION except for the provisions contained in the last sentence of Paragraph 6.1 and in Paragraph 11.3 hereof; provided, however, that if any party hereto willfully fails to perform its obligations herein, any other party may seek any available legal or equitable remedies in addition to those provided herein. The parties hereto shall have the right to seek specific performance hereof.

         11.      MISCELLANEOUS.

         11.1 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or mailed first-class postage prepaid:

                  11.1.1   to CORPORATION:       Pre-closing: to SHAREHOLDER
                                                 Post-closing: to BUYER

                  11.1.2   to SHAREHOLDER:       James R. Bell
                                                 Red Bell Brewing Co.
                                                 Jefferson St.
                                                 Philadelphia, PA

                  11.1.3   to BUYER:             Marvin Klein
                                                 Manayunk Ventures, Inc.
                                                 Jenkintown, PA

         or to such other address or to such other person as the parties shall have last designated by notice to the other parties.

         11.2 Successors and Assigns; Entire Agreement; Modification. This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their respective assigns, successors, heirs, executors, and administrators. This Agreement contains the entire agreement between the parties hereto with respect to the transactions contemplated herein and shall not be modified or amended except by an instrument in writing signed by or on behalf of the parties hereto. However, at any time prior to the Closing Date, either the SHAREHOLDER, or BUYER may:

                  11.2.1 extend the time for the performance of any obligations or other acts of the other of them;

                  11.2.2 waive any inaccuracies by the other in the representations and warranties contained herein or in any document delivered pursuant hereto; and

                  11.2.3 waive compliance with any of the agreements or conditions contained herein to be performed by the other.

         11.3 Expenses. The Parties hereto shall pay their own expenses incident to the preparation and execution of this Agreement and the consummation of the transactions contemplated hereby. CORPORATION shall bear none of such expenses. CORPORATION shall have no liability or responsibility for payment of any finders' fee or brokers' commissions arising from this transaction.

         11.4 Governing Law; Unenforceability. This Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania without giving effect to its conflicts of laws provisions.

         11.5 Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         11.6 Headings. The paragraph headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provisions hereof.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first hereinabove written.



WITNESS:

/s/ Michael Farrell                        /s/ Marvin J. Klein, President (SEAL)
---------------------------                ------------------------------
                                           BUYER
                                           Manayunk Ventures, Inc.

___________________________                /s/ James R. Bell, President   (SEAL)
                                           ----------------------------
                                           SHAREHOLDER
                                           President, Red Bell Brewery &
                                           Pub-Manayunk

___________________________                /s/ James T. Cancro, Director  (SEAL)
                                           -----------------------------
                                           CORPORATION
                                           Director Red Bell Brewing Co.